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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 _____) and related Prospectus of Teekay Shipping Corporation ("Teekay") for the registration of up to $500,000,000 of its common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or debt securities and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Teekay and its subsidiaries included in its Annual Report (Form 20-F) for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.




Vancouver, Canada,                                        /s/  Ernst & Young LLP
                                                          ----------------------
January 14, 2003                                          Chartered Accountants